UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE LOVESAC COMPANY

(Name of Registrant as Specified in its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE LOVESAC COMPANY
AMENDMENT TO DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2024

Explanatory Note

This amendment (the “Amendment”) amends the definitive proxy statement filed on April 25, 2024 (the “Proxy Statement”) of The Lovesac Company (the “Company”) in connection with its Annual Meeting of Stockholders (the “Meeting”) to be held on June 11, 2024 at 10 a.m. Eastern Time (the “Annual Meeting”). This Amendment modifies certain disclosure in the Proxy Statement related to the effect of abstentions on certain proposals set forth in the Proxy Statement and clarifies that an abstention will have no effect on the outcome of Proposals 1, 2, 3 and 4. This Amendment should be read in conjunction with the Proxy Statement. Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement.

Amendments to the Proxy Statement

The text under the caption “General Information — What vote is required to approve each item to be voted on at the Annual Meeting?” on pages 2 and 3 is hereby revised in its entirety to read as follows:

PROPOSAL 1: Election of Directors — A plurality of the votes cast at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the eight (8) director nominees receiving the highest number of affirmative votes of the shares cast at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board. Abstentions, broker non-votes and votes marked “WITHHOLD AUTHORITY FOR ALL NOMINEES” will have no legal effect on the outcome of the election of directors. With respect to votes marked “FOR ALL EXCEPT,” votes for director nominees that are withheld will have no legal effect on the outcome of the election of directors, while votes for all other director nominees will count toward a plurality. Broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 2: Advisory Approval of the Company’s Fiscal 2024 Compensation for its Named Executive Officers — The approval, on an advisory basis, of the Company’s fiscal 2024 compensation for its named executive officers requires the “FOR” vote of a majority of the votes cast at the Annual Meeting and entitled to vote at the meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 3: Approval of Amendment No. 2 of the Second Amended and Restated 2017 Equity Incentive Plan — This proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote at the meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm for the Year Ending February 2, 2025 — The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting and entitled to vote at the meeting is required to approve this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions will have no effect on the outcome of this proposal. This proposal is considered a routine matter where brokers are permitted to vote your shares held by them in their discretion in the event that they do not receive voting instructions from you.

The text under the caption “Proposal 2 Advisory Approval of the Company’s Fiscal 2024 Compensation for its Named Executive Officers — Voting Requirement” on page 25 is hereby revised in its entirety to read as follows:

The approval, on an advisory basis, of the Company’s fiscal 2024 compensation for its named executive officers requires the “FOR” vote of a majority of the votes cast at the meeting and entitled to vote at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The text under the caption “Proposal 4 Ratification of the Appointment of our Independent Registered Public Accounting Firm — Voting Requirement” on page 63 is hereby revised in its entirety to read as follows:

Approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting and entitled to vote on this proposal. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. Abstentions will have no effect on the outcome of this proposal.

This Amendment, our Proxy Statement and our Annual Report are available at https://www.astproxyportal.com/ast/22259. If you have already voted and would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement under “General Information — Can I change my vote after I return my proxy card?”